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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549






                                    FORM 8-K


                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




Date of Report (Date of Earliest Event Reported):       May 27, 1998
                                                        ------------



                       TAKE-TWO INTERACTIVE SOFTWARE, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



          Delaware                     0-29230                51-0350842
----------------------------         ------------         -------------------
(State or other jurisdiction         (Commission           (I.R.S. Employer
    of incorporation)                File Number)         Identification No.)


   575 Broadway, New York, New York                     10012
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(Address of principal executive offices)               (Zip Code)



Registrant's telephone number, including area code: (212)941-2988
                                                    -------------



                                 Not Applicable
          -------------------------------------------------------------
           Former name or former address, if changed since last report







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Item 5.  Other Events

Distribution Agreement

                  In May 1998, the Company entered into a distribution agreement with Gathering of Developers I, Ltd. ("Gathering") pursuant to which Gathering granted the Company (i) the exclusive right to distribute and market through standard retail channels Railroad Tycoon 2, Flight, Max Payne, FAKK 2, Unreal Based Game X, Rat Patrol, Stunts, Nocturne, Jazz Jackrabbit II and an unnamed title designed to operate on PC platforms in the United States and Canada during the later of a four-year period or three years following the release of any such product; (ii) a non-exclusive right to distribute the products on-line; and
(iii) certain rights of first refusal to distribute the products designed for use on console platforms in North America, Europe, Israel, Australia and Africa.

                  The agreement obligates the Company to pay Gathering recoupable advances and provides for distribution fees payable to the Company. The agreement is terminable by the Company with respect to a particular title in the event Gathering fails to deliver a title 60 days after its delivery date specified in the agreement or Gathering otherwise materially breaches the agreement. In any such event, Gathering is obligated to pay the Company the un-recouped portion of the advance paid by the Company attributable to a particular title. In addition, Gathering may terminate the agreement with respect to a particular title in the event the Company materially breaches the agreement and, upon any subsequent two material breaches, may terminate the entire agreement.

Private Placement

                  In May 1998, the Company consummated a private placement of 770,000 shares of Common Stock to institutional investors pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended, and received proceeds (net of placement fees) of $5,082,000. Bluestone Capital Partners, L.P. acted as Placement Agent in connection with the offering.

Cashless Exercise

                  On June 22, 1998, the Company announced that it is offering to the holders of the warrants (the "Warrants") issued in connection with the Company's initial public offering in April 1997 the right, at any time until August 25, 1998, to exercise Warrants on a "cashless" basis, whereby warrantholders would receive one share of Common Stock for two Warrants surrendered to the Company.



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Item 7.           Exhibits


                  Distribution Agreement, dated as of May 27, 1998, by and between the Company and Gathering.*






























----------------

* Pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended, confidential treatment has been requested for certain portions of this agreement. Such confidential information has been (i) omitted from this agreement, (ii) marked with asterisks (**) and (iii) filed separately with the Securities and Exchange Commission.



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                                   SIGNATURES



                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  June 29, 1998

                                    TAKE-TWO INTERACTIVE SOFTWARE, INC.



                                    By  /s/ Ryan A. Brant
                                        ----------------------------------
                                        Name:  Ryan A. Brant
                                        Title: Chairman







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